Exhibit 99.17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY BALLOT TODAY!

TWO QUICK AND EASY WAYS TO VOTE YOUR PROXY BALLOT.

You can vote your Proxy Ballot over the Internet or by telephone– it’s easy and confidential.

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, SEVEN DAYS A WEEK.

If you are voting by Internet or telephone, you should NOT mail your proxy card.

Vote by Internet:
• Read the Proxy Statement and have the Proxy Ballot below at hand.
• Go to the website www.proxy-direct.com
• Enter the 14-digit control number set forth on the Proxy Ballot and follow the simple instructions.

Vote by Telephone:
• Read the Proxy Statement and have the Proxy Ballot below at hand.
• Call toll free 1-866-241-6192.
• Enter the 14-digit control number set forth on the Proxy Ballot and follow the simple instructions.

You may receive additional proxies for other accounts. Those are not duplicates; you should vote each proxy in order for your votes to be counted.

Please detach at perforation before mailing.

Money Fund

Proxy Ballot

A Series of Excelsior Funds, Inc.

SPECIAL MEETING OF SHAREHOLDERS to be held April 28, 2008

The undersigned hereby appoints [            ], [            ], [            ], [            ] and [            ] (the “Proxies”), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Money Fund (the “Acquired Fund”), a series of Excelsior Funds Inc., to be held at One Financial Center, Boston, Massachusetts, on April 28, 2008, at 2:00 p.m. Eastern time and at any adjournment(s) thereof. The Proxies shall cast votes according to the number of shares of Money Fund which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SEE THE ENCLOSED PROSPECTUS/PROXY STATEMENT AND OTHER MATERIALS FOR INSTRUCTIONS ON HOW TO VOTE EASILY AND QUICKLY.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder sign here

Co-owner sign here

Date

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY BALLOT TODAY!

Please detach at perforation before mailing.

THIS PROXY BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW AND, ABSENT DIRECTION, WILL BE VOTED FOR THE PROPOSAL LISTED BELOW. IN THEIR DISCRETION, THE PROXIES, AND EACH OF THEM, ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT(S) THEREOF, INCLUDING ANY ADJOURNMENT(S) NECESSARY TO OBTAIN REQUISITE QUORUM AND/OR APPROVAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL:

PLEASE MARK ONE BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

1.      To approve an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Acquired Fund to, and the assumption of all of the liabilities of the Acquired Fund by, Columbia Daily Cash Reserves (the “Acquiring Fund”), a series of Columbia Funds Series Trust, in exchange for shares of the Acquiring Fund, and (ii) the distribution of such shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholders of record of the Acquired Fund at the close of business on February 8, 2008 are entitled to notice of and to vote at the meeting and any adjourned session of the Meeting.